UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

LONDAX CORP.

(Exact name of registrant as specified in its charter)

Wyoming	35-2807931
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Puces iela 47, Riga,

Latvia LV-1082

+372 712 1419

(Address of Principal Executive Offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
NONE	NONE

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☒

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-274140

Securities to be registered pursuant to Section 12(g) of the Act: ordinary shares, par value $0.001 per share.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

Descriptions of the Ordinary Shares to be registered hereunder are contained in the section entitled “Description of Securities” in the Registrant’s Registration Statement on Form S-1 (Registration No. 333-274140), as amended, originally filed with the Securities and Exchange Commission on December 14, 2023 under the Securities Act of 1933, as amended, and are incorporated herein by reference.

Item 2. Exhibits.

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit
3.1	Articles of Incorporation of the Registrant *
3.2	Bylaws of the Registrant *
5.1	Opinion of John L. Thomas, Esq. *
10.1	Directors Loan Agreement *
10.3	Subscription Agreement *
23.1	Consent of BF Borgers CPA PC, auditor *
23.2	Consent of John L. Thomas, Esq. (included in Exhibit 5.1) *
107	Filing Fee Table *

*

Incorporated by reference to the Exhibits of the same number to the Registrant’s Registration Statement on Form S-1,

as amended, originally filed with the Securities and Exchange Commission on December 14, 2023.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Londax Corp

Date: March 10, 2025	By:	/s/ Olegs Pavlovs
Name: Olegs Pavlovs
Title: President, Treasurer, Secretary and Director (Principal Executive, Financial and Accounting Officer)

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